Exhibit 2.7

FIFTH AMENDMENT TO THE

SIXTH AMENDED AND RESTATED OPERATING AGREEMENT

THIS FIFTH AMENDMENT to the Sixth Amended and Restated Limited Liability Company Operating Agreement, as amended (this “Fifth Amendment”), is made effective as of December 18, 2023, by and between Skybound Holdings LLC (formerly known as Mr. Mango LLC), a Delaware limited liability company (the “Company”), and the Members (as defined in the Agreement). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company and the Members entered into that certain Sixth Amended and Restated Limited Liability Company Operating Agreement, dated as of June 4, 2021, as amended by that certain First Amendment to the Sixth Amended and Restated Operating Agreement, dated as of October 6, 2021, that certain Second Amendment to the Sixth Amended and Restated Operating Agreement, dated February 22, 2022, that certain Third Amendment to the Sixth Amended and Restated Operating Agreement, dated October 24, 2022, and that certain Fourth Amendment to the Sixth Amended and Restated Operating Agreement, dated December 1, 2022, attached hereto as Exhibit A (as so amended, the “Agreement”);

WHEREAS, pursuant to Section 10.1 of the Agreement, subject to Section 5.2.4.1, Section 5.2.5, and Section 5.3 of the Agreement, the Agreement may be amended with the affirmative vote or the written consent of (i) the holders of a majority of the then-outstanding Common Interests, and (ii) the holders of a majority of the then-outstanding Preferred Interests (voting together as a single class on an as-if-converted basis) (the holders referred to in the foregoing clause (i) and (ii), collectively, the “Requisite Holders”); and

WHEREAS, the Requisite Holders desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 1.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

““Capital Member” means a Skybound Member and/or a Preferred Member.”

2. The fourth sentence of Section 5.2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“At least two (2) Business Days prior to any action taken by the Board by written consent, the Company shall provide to all Managers copies of the written consent along with all other explanatory materials that are reasonable and appropriate to inform the Managers of the action proposed to be taken.”

3. Section 5.2.5.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Enter into any material transaction transferring, licensing, or otherwise disposing of the Company’s material intellectual property rights (including, but not limited to, rights of sublicensing, distribution, or exploitation), except in the ordinary course of business consistent with past practice, unless such transaction is approved by a majority of the entire Board;”

4. Section 5.2.5.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Make any distribution pursuant to Section 4.1 unless such distribution is approved by a majority of the entire Board; or”

5. Section 5.3.1.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Create or hold equity interests in any entity that is not majority owned and effectively controlled by the Company (whether directly or indirectly), except as approved by a majority of the entire Board;”

6. Subclause (iii) of the third sentence of Section 6.4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) the issuance of Options or Interests to employees of the Company, the Officers, Service Providers or members of the Board pursuant to the Option Plan, as currently in effect and as may from time to time be amended or any other equity incentive plan approved by a majority of the Board, not to exceed, in the aggregate, twenty percent (20%) of the equity Interests of the Company on a fully diluted basis;”

7. Subclause (i) of the first sentence of Section 6.5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) approved by a majority of the Board where the Board explicitly waives the application of this Section 6.5,”

8. Section 7.1.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Copies of the financial statements of the Company, if any, for its three (3) most recent Fiscal Years (except as otherwise required by law or agreed to by holders of a majority of the Interests (excluding the Incentive Plan Interests), voting together as a single class on an as-if-converted basis); provided, however, that (i) with respect to Fiscal Year 2020, the Company shall be required to provide consolidated financial statements of the Company and its Subsidiaries, reviewed by a certified accounting firm, and (ii) with respect to Fiscal Year 2021 and each Fiscal Year thereafter, the Company shall be required to provide audited consolidated financial statements of the Company and its Subsidiaries;”

9. Section 7.1.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years (except as otherwise required by law or agreed to by holders of a majority of the Interests (excluding the Incentive Plan Interests), voting together as a single class on an as-if-converted basis);”

10. Section 9.2.4.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“the issuance of Common Interests to employees or directors of, or consultants or advisors to, the Company pursuant to a plan, agreement or arrangement approved by a majority of the Board (including the vote at a duly convened meeting of the Board);”

11. Section 9.2.4.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“the issuance of Common Interests to strategic partners or in connection with other commercial arrangements involving the Company or any Company Subsidiary, on terms and conditions approved by a majority of the Board;”

12. Section 9.2.4.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“the issuance of Interests as acquisition consideration pursuant to the acquisition of another corporation or Person by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such acquisition is on terms and conditions approved by a majority of the Board;”

13. Except as expressly set forth in this Fifth Amendment, the Agreement remains in full force and effect with no further modifications. In the event of any conflict between the terms of the Agreement and the terms of this Fifth Amendment, the terms of this Fifth Amendment shall control.

14. This Fifth Amendment shall form a part of the Agreement for all purposes, and each party to the Agreement shall be bound hereby. From and after the execution of this Fifth Amendment by the Requisite Holders, any reference to the Agreement shall be deemed a reference to the Agreement and this Fifth Amendment.

15. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery by a party hereto of an electronic transmission of this Fifth Amendment executed by such party shall constitute delivery by such party of an original hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the undersigned has caused this Fifth Amendment to be executed on the date first written above by its duly authorized representative.

SKYBOUND HOLDINGS LLC

By:	/s/ David Alpert
Name:	David Alpert
Title:	Chief Executive Officer

KNOLLWOOD INVESTMENT FUND LLC

By:	/s/ Kevin D. Irwin, Jr.
Name:	Kevin D. Irwin, Jr.
Title:	President of Managing Member

HIRO CAPITAL SCSP I

By:	/s/ Luke Alvarez
Name:	Luke Alvarez
Title:	Partner

GHOST ANGEL LLC

By:	/s/ Adam Draper
Name:	Adam Draper
Title:	Managing Member

BOOST VC FUND 4, LP

By:	Boost VC Fund 4 Partners LLC

By:	/s/ Adam Draper
Name:	Adam Draper
Title:	Managing Director

[Signature Page to Fifth Amendment to the Sixth A&R Operating Agreement]

THE KIRKMAN FAMILY 2014 TRUST UNDER TRUST AGREEMENT DATED OCTOBER 27, 2014

By:	/s/ Robert Kirkman
Name:	Robert Kirkman
Title:	Trustee

THE PEANUT & POOKIE FAMILY TRUST UNDER TRUST AGREEMENT DATED MAY 30, 2012

By:	/s/ David Alpert
Name:	David Alpert
Title:	Trustee

THE GOLDMAN/GROSS FAMILY TRUST DATED NOVEMBER 8, 2022

By:	/s/ Jon Goldman
Name:	Jon Goldman
Title:	Trustee

[Signature Page to Fifth Amendment to the Sixth A&R Operating Agreement]

EXHIBIT A

Sixth Amended and Restated Operating Agreement, as amended

(see attached)